1 3rd Quarter 2022 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 3rd Quarter 2022 October 26, 2022

2 3rd Quarter 2022 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. Cautionary statements

3 3rd Quarter 2022 Unique relationship- based business model • Average C&I loans rose 31% to $2.8B for the quarter and CRE loans grew 5% to $3.5B • Maintained discipline in our deposit pricing as retail deposit costs only increased 15 basis points • Maintained strong asset quality with no nonperforming commercial loans Optimize mortgage Grow community banking Highly profitable operations • Net income grew $13M, delivering a 1.2% return on average assets for the quarter • Increased EPS by $0.23, or 21%, in a quarter where gain-on-sale revenue continued to be less than 10% of our total revenue • The efficiency ratio improved to 71% for the third quarter, as compared to 79% for the second quarter 2022 led by strong, positive operating leverage. Revenue increased 3% and expenses declined 8% Positioned to thrive in any market • Our transformation to a commercial bank continues with mortgage revenue comprising only 16% of total revenue compared to 41% in 3Q2021 • The core of our business is now comprised of sustainable revenue streams, delivering superior returns • Net interest income grew 13% as NIM expanded 29 basis points to 3.98% for the quarter • Net interest margin expanded each month in the quarter with a 4.07% NIM for September • Average HFI loans grew $1.3B, or 10%, from the prior quarter led by our residential mortgage and commercial portfolios • Proactive expense management, combined with the variable cost structure of our mortgage business, drove mortgage expenses down 11% • Our mortgage expense ratio declined 3 basis points to 1.11% of closing volume; reduced headcount by 7% at the end of the quarter Strategic highlights • Grew our fee-generating portfolio of loans serviced or subserviced to more than 1.4M accounts • Average custodial deposits remain an important source of liquidity. As we accumulate owned MSR, these balances provide funding at minimal cost Award winning servicing business 1. References non-GAAP number. Please see reconciliations on pages 39 - 40.

4 3rd Quarter 2022 1. References non-GAAP number. Please see reconciliations on pages 39 - 40. Solid earnings Growth in community banking and servicing • Strong HFI loan growth of $1.3 billion, or 10%, compared to last quarter led by our residential mortgage and commercial portfolios • Managed total funding costs (interest-bearing liabilities plus noninterest bearing deposits) to 0.65%, up only 0.33% from the prior quarter • Total loans serviced grew to over $0.4 trillion of UPB at period end providing $4.7 billion of low-cost custodial deposits Mortgage revenue Strong asset quality Robust capital position • Total risk based capital ratio at 14.3% • Tier 1 leverage ratio at 11.1% and CET1 ratio at 12.0% reflecting strong capital generation • Over $0.9B of excess total risk-based capital over the minimum level needed to be considered well-capitalized; reflecting a reduction of $0.2 billion due to MSR asset capital deductions • Adjusted net income of $75M(1), or $1.41(1) per diluted share, in 3Q22 • ROA of 1.2% and ROE of 10.4% despite the large amount of excess capital • TBV per share of $46.42(1) at 9/30/2022, as investment valuations negatively impacted AOCI by $2.80 per share vs. 2Q22 • Net gain on sale revenue of $32M, up $5M on improved secondary marketing performance, partially offset by a 32% decline in fallout-adjusted locks • Net return on MSR of $26M, an annualized 12% return for the quarter. We transitioned to a fully hedged position from a partial hedge position as rates rose during the quarter • Credit reserves of $140M at 9/30/22, with a coverage ratio of 0.89% of loans HFI, or 1.14%, excluding warehouse loans • The $5M increase in the allowance for credit losses reflects growth in our HFI loan portfolio as growth occurred in higher quality loan portfolios • Early stage delinquencies were negligible, and there were no nonperforming commercial loans at quarter-end Financial highlights

Quarterly income comparison

3rd Quarter 2022

$mm

	3Q22	2Q22	$ Variance	% Variance
Net interest income	$219	$193	$26	13 %
Provision (benefit) for credit losses	5	(9)	14	(156)%
Net interest income after PLL	214	202	12	6 %
Net gain on loan sales	32	27	5	19 %
Loan fees and charges	20	29	(9)	(31)%
Net return on mortgage servicing rights	26	22	4	18 %
Loan administration income	18	33	(15)	(45)%
Other noninterest income	18	20	(2)	(10)%
Total noninterest income	114	131	(17)	(13)%
Compensation and benefits	113	122	(9)	(7)%
Commissions and loan processing	36	45	(9)	(20)%
Other noninterest expenses	84	86	(2)	(2)%
Total noninterest expense[(1)]	233	253	(20)	(8)%
Income before income taxes[(1)]	**95**	**80**	**15**	**19 %**
Provision for income taxes[(1)]	20	17	3	18 %
Net income [(1)]	**$75**	**$63**	**$12**	**19 %**
Diluted income per share[(1)]	**$1.41**	**$1.17**	**$0.24**	**20 %**
Profitability				
Net interest margin	3.98 %	3.69 %	29 bps	
Net gain on loan sales / total revenue	9.8 %	8.1 %	1.6 %	
Fallout adjusted rate lock commitments[(2)]	$4,800	$7,100	$(2,300)	(32)%
Mortgage closings[(2)]	$6,900	$7,700	$(800)	(10)%
Net gain on loan sale margin	0.66 %	0.39 %	28 bps	

1. Non-GAAP number, please see reconciliations on pages 39 - 40.
2. Rounded to the nearest hundred million

Observations

Net interest income

- Net interest income increased $26M
  - Net interest margin was 3.98%, a 29 bp increase largely attributable to our asset sensitivity and managing deposit pricing
  - September's NIM was 4.07%, a positive sign for the fourth quarter
  - Total retail deposit costs, including retail DDA, rose 11 bp compared to short term market rates increasing 135bps

Noninterest income

- Noninterest income decreased $17M, or 13%
  - Net gain on loan sales was $32M, up $5M, on improved secondary performance
  - The mortgage servicing rights portfolio yielded an annualized 12% return for the quarter
  - Loan admin and fee income declined due to lower originations, higher LIBOR fee credits paid on customer balances and lower subservicing ancillary fees

Noninterest expense

- Noninterest expense decreased $20 million, or 8%
- The ratio of mortgage noninterest expense to closings – our mortgage expense ratio – was 1.12 percent, a decrease of 2 basis points

5

Flagstar Bancorp

Balance sheet highlights

3rd Quarter 2022

$mm

	September 30, 2022	Average Balance Sheet		
		3Q22	Incr (Decr)[1]	
	$	$	$	%
Loans held-for-sale	$ 1,830	$ 2,976	$ (595)	(17)%
Consumer loans[2]	5,327	4,713	1,008	27 %
Commercial loans[3]	6,909	6,386	293	3 %
Warehouse Lending	3,557	3,541	(558)	(14)%
Total loans held-for-investment[4]	15,667	14,640	1,301	10 %
Loans with government guarantees	1,370	1,275	114	10 %
Other earning assets[5]	2,891	3,014	241	(32)%
Interest-earning assets	$ 21,758	$ 21,905	$ 947	5 %
Other assets	3,685	3,243	334	11 %
Total assets	$ 25,443	$ 25,148	$ 1,281	5 %
Total retail deposits	$ 9,548	$ 9,974	$ (239)	(1)%
Government deposits	1,851	1,731	32	2 %
Custodial deposits and other	5,192	5,511	(65)	(10)%
Total interest-bearing deposits	16,591	17,216	(402)	(4)%
Short-term FHLB advances & other	3,450	2,653	1,529	136 %
Long-term FHLB advances	1,000	1,041	59	6 %
Other long-term debt	390	396	—	— %
Other liabilities	1,396	1,057	(66)	(6)%
Total liabilities	$ 22,827	$ 22,363	$ 848	123 %
Stockholders' equity	2,616	2,785	31	1 %
Total liabilities and stockholders' equity	$ 25,443	$ 25,148	$ 1,281	5 %
Tangible book value per common share[6]	$ 46.42			

1. Measured vs. the prior quarter
2. Consumer loans include first and second residential mortgages, HELOC and other consumer loans
3. Commercial loans include commercial real estate and commercial & industrial
4. Net of ACL
5. Other earning assets include interest earning deposits and investment securities
6. References a non-GAAP number. Please see reconciliations on page 47 - 48.

Observations

Interest-earning assets

- Average HFI loans grew $1.3B, or 10%, from the prior quarter, primarily due to:
  - Residential mortgage loan growth of $0.8B, mostly ARMs from our mortgage LOB
  - C&I loan growth of $0.7B, half of which was MSR loans
  - CRE loan growth of $0.2B
- Average loans held for sale declined $0.6B, or 17%, due to softer mortgage demand.

Interest-bearing liabilities

- Average retail deposits were down slightly. Retail deposit cost increased only 11 bps and average noninterest bearing DDA increased $0.1 billion

Equity

- Tangible book value per share declined to $46.42. Retention of net income was outpaced by the reduction in AOCI from rising interest rates.

6

Flagstar Bancorp

7 3rd Quarter 2022 • Noninterest mortgage revenue dropped to 16% of total revenue, from 41% in the comparable quarter in the prior year • Net interest margin has expanded to 3.98% from 3.69% last quarter and 3.00% in the year-ago quarter Total Revenue • Our mortgage expense ratio declined to 1.11% of closing volume as staffing reductions across the quarter were made as expected volumes decreased Noninterest expense Total revenue and expense 1. Includes Servicing revenue/expense 2. Non-GAAP number, please see reconciliations on pages 39 - 40. Total revenue ($mm) $461 $383 $325 $324 $333 195 181 165 193 219 79 84 86 87 61 187 118 74 44 53 Net interest income Noninterest income - Non-Mortgage Noninterest income - Mortgage 3Q21 4Q21 1Q22 2Q22 3Q22 Quarterly adjusted noninterest expense2 ($mm) $281 $285 $258 $253 $233 156 164 156 163 153 125 121 102 90 80 1.00% 1.14% 1.24% 1.14% 1.11% Non-Mortgage NIE Mortgage NIE Mortgage expense 3Q21 4Q21 1Q22 2Q22 3Q22 (1) (1)

8 3rd Quarter 2022 Deposits and Lending Portfolio and strategy overview • Flagstar gathers deposits from consumers, businesses and select governmental entities – Total deposit cost of 0.27%, up 11 bps compared to 2Q22 as deposit rates lagged market interest rate increases – For the quarter, average retail DDA balances (both interest and noninterest bearing) slightly increased compared to 2Q22 – Government deposits increased 2% and wholesale deposits decreased 11% as we allowed non-relationship deposits to decline Total average deposits $17.2B Total average LHFI $14.6B • Flagstar’s largest category of earning assets consists of loans held-for-investment which averaged $14.6B during 3Q22 – Our loan portfolio exhibits asset sensitivity with a large proportion of variable rate loans in our warehouse, commercial and home equity portfolios – As consumer demand in the current rate environment has shifted to adjustable-rate mortgages, we’ve added to our 1st Mortgage HFI portfolio – We’ve also found strong demand in MSR lending, which comprised $340M of the growth in C&I loans this quarter DDA 24% Savings 24% MMDA 5% CD 5% Custodial 27% Government 10% Brokered 5% Total: $17.2B 0.27 % Cost of total deposits (1) Total: $14.6B 4.90 % LHFI yield 1st Mortgage 18.0% 2nds, HELOC & other 14.2% Warehouse 24.2% CRE 24.2% C&I 19.4% (1) Total deposits include non-interest bearing deposits.

9 3rd Quarter 2022 Commercial lending Diversified relationship-based approach Commercial & Industrial - $3.2b (9/30/2022) Warehouse - $3.6bn (9/30/2022)Overview Warehouse Commercial Real Estate Commercial & Industrial Collateral Breakdown Agency & Conventional 48.0% Jumbo 5.0% Government 23.0% Non-QM 24.0% Commercial Real Estate - $3.7b (9/30/2022) Property Type Home Building 32% Multi Family 13% Owner Occupied 10% Retail 8% Hotel/Motel 13% Office 7% Other 17% Industry Financial, insurance & real estate 76% Services 11% Manufacturing 10% Healthcare 1% Distribution 3% • Warehouse lines with approximately 589 active relationships nationwide, of which approximately 46% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold • Diversified property types which are primarily income- producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities • Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily relationships with Michigan based companies and national finance companies

10 3rd Quarter 2022 NPLs and performing TDRs ($mm) 1. Includes early stage delinquencies, defined as 30 to 89 days past due 2. Includes $44 million of first residential mortgage loans that are current in accordance with their forbearance exit plan and have not yet returned to accrual status as of September 30, 2022 3. Excludes nonperforming loans held-for-sale 4. There are no commercial NPLs in Q2 and Q3 2022. Allowance coverage (% of loans HFI) Delinquencies(1) (% of loans HFI) Nonperforming loan and asset ratios Asset quality $121 $119$127 $116 $129 34 22 23 22 25 58 62 97 99 94 35 32 9 Performing TDRs Consumer NPLs (2) Commercial NPL(4) 9/30/2020 12/31/2021 3/31/2022 6/30/2022 9/30/2022 1.3% 0.9% 1.1% 0.9% 0.9% 2.3% 1.3% 1.6% 1.3% 1.1% Total Total excl. Warehouse 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 0.66% 0.70% 0.80% 0.68% 0.59% 0.70% 0.74% 0.84% 0.71% 0.63% 0.37% 0.39% 0.48% 0.42% 0.39% NPL & TDRs/LHFI NPA/LHFI & OREOs (3) NPA/Total Assets (3) 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 0.75% 1.16% 0.90% 0.83% 0.82% 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022

11 3rd Quarter 2022 CECL methodology - Forecast • Used 2-year forecasts as of August 2022 reflecting our forecast of economic conditions weighted 40% base, 30% adverse and 30% growth. • The base forecast contemplates the unemployment rate ending 2022 at 3.7% and moving up slightly through 2023 ending at 4%. • GDP is expected to increase 1.6% and 1.5% in 2022 and 2023, respectively, on an annual average basis. • HPI is expected to remain relatively flat for the remainder of 2022 and slightly decline through 2023. • The ACL increased primarily due to volume growth in our HFI portfolio partially offset by credit quality improvements in our consumer loans loans with government guarantees as a result of pay-offs and improvements in the delinquency trends of expired forbearance loans. Allowance for credit losses ($mm) Current Expected Credit Loss (“CECL”) $122 $127 $13 $13 Modeled Allowance for Loan Losses Reserve for Unfunded Commitments Increase Decrease ACL 6 /30 /20 22 Volu me & P or tfo lio D ur ati on Qua lita tiv e F ac tor s Cre dit C ha ng es ACL 9 /30 /20 22 ($12) ($3) $20

Flagstar's one-stop-shop mortgage model

3rd Quarter 2022

Bank Synergies

- Warehouse Lending
- MSR and Servicing Advance Lending
- Custodial Deposits – fund balance sheet
- HELOCs

Sales – multi channel
- TPO
- Distributed Retail
- Direct Lending
- People
- Products
- CRA

Secondary & Cap Markets
- Pricing & Hedging
- Outlets
  - Sales
  - Securitizations
  - Retain on B/S



Mortgage Originations
Capacity & Quality
Mortgage Operations
Sub-servicing Opportunities
Mortgage Servicing
Recapture and Retention
MORTGAGE BANKING & SERVICING
Teamwork
Customer Satisfaction
Risk & Compliance
Optimize Results

Performing
- Growth & Scale
- Customer Feedback
- Risk and Compliance
- Other Revenue Opportunities

Default
- Risk and compliance
- Delinquency Mgt
- Forbearance Mgt
- Claims process
- Minimize losses

MSR Creation
- Sale and retain subservicing
- Retain MSR
  - Agency
  - GNMA
- Protect asset

Mortgage Ops
- Service
- Multi skilled operators
- Risk and Compliance
- Variable cost model
- Support

12

Flagstar Bancorp

13 3rd Quarter 2022 Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Fallout-adjusted locks by channel ($bn) Closings by purpose and expense ratio ($bn) Mortgage originations $169 $91 $45 $27 $32 1.50% 1.02% 0.58% 0.39% 0.66% Gain on loan sale ($mm) Gain on sale margin (HFS) 3Q21 4Q21 1Q22 2Q22 3Q22 $11.3 $8.9 $7.7 $7.1 $4.8 3.4 2.5 2.4 2.4 1.5 2.8 2.7 2.0 2.3 2.1 1.1 0.8 1.0 1.1 0.5 2.1 1.4 1.2 0.9 0.5 1.9 1.5 1.1 0.4 Correspondent Bulk Broker Distributed Retail Direct Lending 3Q21 4Q21 1Q22 2Q22 3Q22 $12.5 $10.7 $8.2 $7.7 $6.9 9.4 7.3 5.5 3.9 3.7 2.0 1.9 0.9 1.3 1.5 1.1 1.5 1.8 2.5 1.7 Conventional Jumbo Government 3Q21 4Q21 1Q22 2Q22 3Q22 $12.5 $10.7 $8.2 $7.7 $6.9 5.7 5.0 4.0 5.6 5.9 6.8 5.7 4.2 2.1 1.0 1.00% 1.14% 1.24% 1.14% 1.11% Purchase originations Refinance originations Mortgage expense 3Q21 4Q21 1Q22 2Q22 3Q22 Retail Mix % 43% 51% 56% 80% 83% 33% 36% 36% 24% 18% Purchase Mix %

14 3rd Quarter 2022 MSR / CET1 ratio (Bancorp) Quarter-end loans serviced (000’s) Servicing profitability Average custodial deposits ($bn) Mortgage servicing 1,203 1,234 1,256 1,382 1,420 125 137 155 160 267 1,007 1,033 1,041 1,160 1,090 Serviced for Others Subserviced for Others Flagstar Loans HFI 3Q21 4Q21 1Q22 2Q22 3Q22 $17 $20 $21 $17 $14 1,192 1,218 1,245 1,319 1,402 Earnings before Tax ($mm) Average Loans Serviced ($000's) 3Q21 4Q21 1Q22 2Q22 3Q22 $6.2 $6.3 $5.0 $4.6 $4.7 3Q21 4Q21 1Q22 2Q22 3Q22 14% 15% 20% 23% 35% 3Q21 4Q21 1Q22 2Q22 3Q22 25%

15 3rd Quarter 2022 Observations 3Q22Flagstar Bancorp Total Risk Based Capital Ratio • Estimated $0.9 billion of excess capital above our internal target operating range for our regulatory capital ratios • Total risk based capital ratio of 14.3% o Total risk based capital ratio would have been 15.5% if the risk-weighting of warehouse loans were adjusted to 50% • Tier 1 leverage ratio ended the quarter at 11.1% o Almost 400 basis points of tier 1 leverage attributed to warehouse loans, loans held for sale and loans with government guarantees that have not yet been repurchased o A $0.2 billion reduction in CET1 due to MSR asset capital deductions Capital 11.2% 11.3% Tier 1 Leverage CET-1 to RWA Tier 1 to RWA Total RBC to RWA 3Q22 11.1% 12.0% 13.1% 14.3% 2Q22 12.2% 13.2% 14.4% 15.7%

Appendix Company overview 17 Financial performance 20 Community banking 23 Mortgage servicing 31 Mortgage originations 33 Capital and liquidity 35 Guidance 37 Non-GAAP reconciliation 38

17 3rd Quarter 2022 Community banking •Leading Michigan-based bank with a balanced, diversified lending platform •$25.4bn of assets and $16.6bn of deposits •209k household & over 29k business relationships Mortgage origination •7th largest bank originator of residential mortgages ($33.5bn during twelve months ended September 30, 2022) •Scalable platform originating business in all channels and all 50 states including 81 retail home lending offices •More than 1,200 correspondent and more than 1,800 broker relationships Corporate Overview •Traded on the NYSE (FBC) •Headquartered in Troy, MI •Market capitalization $1.8bn(1) •Member of the Russell 2000 Index 1. Market capitalization as of July 26, 2022 2. Includes eight home lending offices located in banking branches. 81 Retail home lending Offices(2) 158 Flagstar Bank Branches Mortgage servicing •5th largest sub-servicer of mortgage loans nationwide •Servicing 1.4 million loans as of September 30, 2022 •Efficiently priced deposits from escrow balances Flagstar at a glance Company Overview

Company Overview
3rd Quarter 2022

Flagstar has a strong executive team

Board of Directors
John Lewis
Chairman

Sandro DiNello
President & CEO

- CEO since 5/13
- Over 40 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy

Chief Audit Officer
Meagan Belfinger

Chief Human Resources Officer
David Hollis

Corporate Responsibility
Beth Correa

General Counsel
Paul Borja

Chief Financial Officer — *Jim Ciroli*
- CFO since 8/14
- More than 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp

Mortgage Banking and Servicing — *Lee Smith*
- Since September 2020
- Previously COO for 7 years May 2013 – Aug 2020
- Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper
- Extensive experience in financial management and operations

Community Banking — *Reggie Davis*
- More than 35 years of banking experience with Suntrust, Royal Bank of Canada, and Wachovia

Chief Risk Officer — *Steve Figliuolo*
- CRO since 6/14
- Over 40 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan

Operations — *Karen Buck*
- Joined Flagstar in 1/21
- Over 30 years of experience in the financial services industry, most recently with TD Bank

Chief Information Officer — *Jennifer Charters*
- CIO since 6/18
- Over 25 years of IT and financial services experience with Ally Financial and Accenture

18
Flagstar Bancorp

19 3rd Quarter 2022 Risk management Best-in-class risk management platform with 277 FTEs(1) 1. Does not include 26 FTEs in internal audit as of 3/31/2022. Kristina Janssens Chief Compliance Officer Sandro DiNello President & CEO Board of Directors Steve Figliuolo Chief Risk Officer Risk Committee Enterprise Risk Committee FTEs Regulatory Affairs Chief Credit Officer QC / Appraisal Review MFIU Fraud Investigations Operational Risk Financial Crimes (BSA/AML) Compliance Vendor Management Information Security Company Overview 50 25 58 13 3 15 62 15 36

20 3rd Quarter 2022 ● Solid growth in banking and subservicing has created more stable earnings ● Focus on efficiency and expense management Revenue Composition and Earnings Metrics Financial Performance 1. Non-GAAP number for 2020 and 2021. Please see reconciliations on pages 39 - 40. Financial performance Revenue (millions) Nine Months Ended September 30, 2021 Nine Months Ended September 30, 2022 Percentage of Revenue Percentage Increase Community Banking $503 $443 45% (12) % Mortgage Servicing 188 200 20% 6 % Subtotal 691 643 65% (7) % Mortgage Origination 791 315 32% (60) % Other (74) 24 2% (132) % Total $ 1,408 $ 982 100% (30) % Financial Metrics Adjusted Diluted Earnings per Share $ 8.92 $ 3.60 (1) (59.6) % Adjusted Return on Average Assets 2.2% 1.1% (1) (116) bps Adjusted ROATCE 27.2% 10.4% (1) (1,685) bps

21 3rd Quarter 2022 Average earning assets and net interest income Higher net interest income is stabilizing earnings 1. References non-GAAP number for 4Q18; excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on pages 39 - 40. 2. References non-GAAP number as it excludes impact of $0.1 billion(2Q20), $1.4 billion (3Q20), $1.8 billion (4Q20), $1.8 billion (1Q21), $1.3 billion (2Q21), $0.4 billion (3Q21), $0.2 billion (4Q21) and $0.1 billion (1Q22) of average balance of loans with government guarantees that have not been repurchased and do not accrue interest. Please see reconciliations on pages 39 - 40. Community Banking (2)(2) (1) (2) (2)(2) (2)(2)(2)(2)(1) $124 $123 $126 $138 $146 $152 $148 $168 $180 $189 $189 $183 $195 $181 $165 $193 $219 $16.8 $16.4 $16.3 $17.8 $19.0 $20.7 $21.2 $23.6 $24.3 $25.3 $25.4 $23.9 $25.3 $24.1 $21.6 $21.0 $21.9 Net interest income ($mm) Average earning assets ($bn) 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 (1) (2) CAGR 25% CAGR 30% 2.93% 2.99% 3.09% 3.08% 3.05% 2.93% 2.81% 2.88% 2.94% 2.98% 3.02% 3.06% 3.04% 2.98% 3.12% 3.69% 3.98%Adjusted NIM: (1) (2) (2) (2) (2) (2) (2) (2)(2)

Community Banking
3rd Quarter 2022

Strong market position

- Leading deposit share in Michigan, Fort Wayne, IN[(1)], and San Bernardino County, CA (High Desert Region)
- Provides access to markets with attractive demographics and low-cost, stable liquidity for continued balance sheet growth

Michigan deposit share

2022 Rank Overall	Institution	Branches	Deposits as of 06/30/2022 ($mm) Total	Share	% YoY Change
1	JPMorgan Chase	182	$ 74,900	24 %	— %
2	Huntington	323	38,001	12 %	(5)%
3	Comerica	182	37,729	12 %	(3)%
4	Bank of America	79	33,990	11 %	11 %
5	PNC	143	25,376	8 %	9 %
6	Fifth Third	173	21,518	7 %	(2)%
7	Flagstar	114	14,990	5 %	(15)%
8	Citizens	72	6,900	2 %	1 %
9	Independent	63	4,359	1 %	11 %
10	Mercantile Bank Corp.	40	3,892	1 %	6 %
	Top 10	**1,371**	**$ 261,655**	**83 %**	**— %**

Key Markets

Market	Flagstar Deposits $mm	Flagstar Deposits % of total	Deposit mkt share	Median HHI	Proj HHI growth (5)	Proj pop growth (5)
Oakland County, MI[(1)]	$ 6,032	48.2 %	7.5 %	$ 89,480	9.0 %	2.0 %
Grand Rapids, MI MSA	321	2.6 %	1.0 %	71,891	10.4 %	3.4 %
Ann Arbor, MI MSA	2,551	2.0 %	2.0 %	84,529	11.7 %	2.2 %
Fort Wayne, IN[(2)]	943	7.5 %	7.0 %	64,645	11.4 %	3.3 %
Key Midwest Markets[(3)]	7,548	60.3 %	5.5 %	85,463	9.5 %	2.2 %
San Bernardino County, CA[(4)]	838	6.7 %	1.0 %	78,101	13.9 %	3.1 %
National aggregate						

Source: S&P Global Market Intelligence; Note: Deposit data as of June 30, 2022 and projections based on 2022 estimates; MI-based banks highlighted.

1. Oakland County data excludes $4.1bn of custodial deposits held at company headquarters.
2. Fort Wayne, IN deposit data is based on Fort Wayne, IN Fed District. Fort Wayne, IN demographic data is based on counties within Fort Wayne, IN Fed District, deposit weighted based on Flagstar's portfolio.
3. Key Midwest Markets Median HHI, based on Flagstar's portfolio.
4. Deposit data is based on High Desert Region of San Bernardino County, CA. projected HHI growth and projected population growth are deposit weighted
5. 2022–2027 growth rates

22
Flagstar Bancorp

23 3rd Quarter 2022Community banking Quarter-end commercial loan commitments ($bn) Average deposit funding(1) ($bn) 1. Includes custodial deposits which are included as part of mortgage servicing. Average commercial loans ($bn) Average consumer loans ($bn) Community Banking $3.6 $3.4 $3.4 $3.7 $4.7 1.7 1.6 1.5 1.8 2.6 1.9 1.8 1.9 1.9 2.1 Residential First Mortgages Other Consumer Loans 3Q21 4Q21 1Q22 2Q22 3Q22 $19.4 $19.8 $18.2 $17.5 $17.2 10.0 10.3 10.2 10.2 10.0 2.0 2.0 1.9 1.7 1.7 6.1 6.3 5.0 4.6 4.7 Retail Government Custodial deposits Brokered deposits 3Q21 4Q21 1Q22 2Q22 3Q22 $10.0 $9.9 $9.0 $9.6 $9.9 1.4 1.5 1.8 2.2 2.8 3.2 3.3 3.2 3.4 3.5 5.4 5.2 4.0 4.1 3.5 Commercial and Industrial Commercial Real Estate Warehouse 3Q21 4Q21 1Q22 2Q22 3Q22 $18.5 $20.6 $21.5 $22.3 $22.9 2.7 3.4 3.5 4.3 4.9 4.9 5.4 5.5 5.9 6.4 10.9 11.8 12.5 12.1 11.6 Commercial and Industrial Commercial Real Estate Warehouse 3Q21 4Q21 1Q22 2Q22 3Q22

24 3rd Quarter 2022 • Average LTV ~52% and DSC ~2.1% • 54% LIBOR / 26% Prime Rate / 4% Fixed Rate / 14% SOFR • Shared National Credits ~4% of portfolio Commercial Real Estate ($bn) Commercial real estate portfolio detail Portfolio Characteristics State Breakdown (by collateral location) Community Banking Property Breakdown Collateral Type NBV Commitment % Utilization Home Builder 1.2 2.8 41.5 % Owner Occupied 0.4 0.4 98.6 % Multi Family 0.5 1.1 43.9 % Retail 0.3 0.3 83.8 % Office 0.3 0.3 94.9 % Hotel/Motel 0.5 0.5 90.0 % Senior Living Facility 0.3 0.3 84.2 % Industrial 0.1 0.3 38.3 % Parking Garage/Lot 0.1 0.1 99.9 % All Other 0.2 0.3 76.5 % Total CRE $ 3.7 $ 6.4 57.9 % Michigan 36% Texas 10% California 9% Florida 8% Colorado 6% Other 31% Home Building 32% Multi Family 13% Owner Occupied 10% Hotel/Motel 13% Retail 8%Office 7% Other 17%

25 3rd Quarter 2022 Commercial & Industrial ($bn) Commercial and industrial portfolio detail Portfolio Characteristics State Breakdown Community Banking • 28% LIBOR / 56% SOFR / 8% Prime Rate / 5% BSBY / 3% Fixed Rate • Shared national credits ~51% of portfolio • The financial and insurance portfolio includes $1.0 billion in loans that are collateralized by MSR assets with an average amortized cost of $73 million and an average commitment of $98 million Industry Breakdown NBV Commitment % Utilization Financial & Insurance $ 1.6 $ 2.4 66.7 % Services 0.3 0.6 50.0 % Manufacturing 0.3 0.4 75.0 % Home Builder Finance 0.5 0.9 55.6 % Rental & Leasing 0.3 0.4 75.0 % All Other 0.2 0.2 100.0 % Total C&I $ 3.2 $ 4.9 65.3 % MI 21% NY 14% FL 16% CA 6% SC 9% TX 8% MN 7% OH 2% WI 1% OTHER 16% Financial, insurance & real estate 75% Services 11% Manufacturing 10% Healthcare 1% Distribution 3% Government & education —%

Community Banking
3rd Quarter 2022

Warehouse lending

- National relationship-based lending platform
- Attractive asset class with good spreads and low credit risk
- Flagstar is well positioned to hold market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations
- **Collateral Breakdown:** Agency & Conventional 47.6% Government 22.7% / Jumbo 5.6% / Non-QM 24.1%

FBC warehouse loan commitments ($bn)


Outstandings
Unfunded Commitments
$10.8
4.6
6.2
$11.8
6.8
5.0
$12.3
7.7
4.6
$12.1
7.6
4.4
$11.6
8.0
3.6
9/30/2021
12/31/2021
3/31/2022
6/30/2022
9/30/2022

Lenders ranked by commitments ($mm)

Rank	Institution	YOY Growth	2Q22 Total	2Q22 Share
1	JPMorgan Chase	-5% $	21,000	16%
2	Flagstar	6%	12,478	10%
3	First Horizon	-1%	11,200	9%
4	TIAA FSB	-10%	9,500	7%
5	Merchants Bank	15%	8,200	6%
6	Truist Bank	-22%	7,522	6%
7	Texas Capital	-25%	6,549	5%
8	Western Alliance Bank	10%	5,595	4%
9	Customers Bank	-13%	4,800	4%
10	Wells Fargo	-27%	4,500	3%
	Top 10	**-7% $**	**91,344**	**70%**

Source: Inside Mortgage Finance Report published on September 1, 2022, with balances as of June 2022.

Net charge-offs


NCO ($mm)
NCO Rate
6 bps annual loss rate since 2006
0
29
22
17
17
$1.0
$1.1
$1.2
$1.1
0
1
0
0
0
0
0
0
0
0
0
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

26
Flagstar Bancorp

27 3rd Quarter 2022Home builder finance Community Banking Home builder loan commitments(1) ($mm) ● National relationship-based lending platform launched in 1Q16 - Attractive asset class with good spreads (~375 bps) - Meaningful cross-sell opportunities including warehouse loans, commercial deposits and purchase originations ● Flagstar is well positioned - Focused on markets with strong housing fundamentals and higher growth potential - We have direct relationships with 10 of the top 10 and do business with 71 of the top 100 builders nationwide (101 of the top 200) through September 2022. Home builder finance footprint Overview Tightening housing supply 1. Commitments are for loans classified as commercial real estate and commercial & industrial. $2,407 $2,731 $2,960 $3,419 $3,774 $956 $1,041 $1,225 $1,473 $1,687 $1,451 $1,690 $1,735 $1,947 $2,087 Unpaid principal balance Unused 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 Existing home sales (mm) Months supply of existing homes for sale 20 00 20 01 20 02 20 03 20 04 20 05 20 07 20 08 20 09 20 10 20 11 20 12 20 14 20 15 20 16 20 17 20 18 20 19 20 21 20 22 0 1 2 3 4 5 6 7 8 0 2 4 6 8 10 12 Source: Bloomberg (through 9/30/22)

28 3rd Quarter 2022 • 91 borrowers, average UPB of $18 million and average commitment of $21 million • Total SNC breakdown: C&I ~84% / CRE ~10% / Warehouse ~6% • No nonperforming loans as of 9/30/2022 • Loans totaling $25 million are rated as special mention or substandard • Average UPB of ~$17 million per loan • Loans totaling $27 million of UPB are rated as special mention or substandard • SNCs comprised $455 million of total leveraged loan UPB Leverage lending commentary Estimates subject to change based on continuing review of models and assumptions, portfolio performance, changes in forecasted macroeconomic conditions and loan mix Leverage lending and SNCs Shared national credits “SNCs” commentary Portfolio Composition - $0.5b UPB (9/30/2022) Community Banking Portfolio Composition - $1.7bn UPB (9/30/2022) Services 30% Financials & Insurance 40% Rental & Leasing 12% Manufacturing 10% Warehouse 6% Other 2%Manufacturing 38% Financials & Insurance 16% Services 34% Healthcare 4% Commodities 4% Distribution 4%

29 3rd Quarter 2022Allowance for credit losses Community Banking 1. Includes reserve for unfunded commitment of $13 million and $13 million at 6/30/2022 and 9/30/2022, respectively. June 30, 2022 September 30, 2022 Amount % of LHFI Amount % of LHFI ($ in millions) Consumer: Residential First Mortgage $ 33 1.5% $ 32 1.0 % Home Equity 21 3.3% 23 3.0 % Other Consumer 31 2.3% 29 2.1 % Total Consumer 85 2.0% 84 1.6 % Commercial: Commercial Real Estate 22 0.6% 26 0.7 % Commercial and Industrial 11 0.4% 16 0.5 % Warehouse Lending 4 0.1% 1 — % Total Commercial 37 0.4% 43 0.4 % Total Credit Reserve(1) $ 135 0.9% $ 140 0.9 % Total Credit Reserve Excluding Warehouse $ 131 1.3% $ 139 1.1%

30 3rd Quarter 2022 154 7 35 MSR portfolio MSR portfolio characteristics (% UPB)MSR portfolio statistics Net return (loss) on mortgage servicing rights ($mm) Mortgage Servicing By Vintage 2022 22% 2021 34% 2020 25% 2019 & prior 19% By Investor Freddie 23% Fannie 61% GNMA 15% Private 1% Measure ($mm) 06/30/2022 09/30/2022 Difference Unpaid principal balance $41,433 $67,830 $26,397 Fair value of MSR $622 $1,026 $404 Capitalized rate (% of UPB) 1.50% 1.51% 1 bps Multiple 4.490 4.817 0.327 Note rate 3.45% 3.61% 16 bps Service fee 0.31% 0.31% 0 bps Average Measure ($000) UPB per loan $259 $254 $ (5) FICO 734 741 7 Loan to value 72.63% 70.51% (212) bps $ Return 3Q21 4Q21 1Q22 2Q22 3Q22 Net hedged profit (loss) $3 $7 $7 $10 -$4 Carry on asset 24 22 21 25 42 Run-off (20) (18) (15) (13) (14) EBO MSR Write-off (7) — (1) — — Gross return on the MSR ($) $ — $ 11 $ 12 $ 22 $ 24 Sale transaction & P/L (3) 1 3 — 2 Model changes 12 8 14 — — Net return on the MSR ($) $ 9 $ 20 $ 29 $ 22 $ 26 Average MSR ($) $ 290 $ 358 $ 443 $ 564 $ 842 Net return on the MSR (%) 12.3% 22.2% 26.5% 15.8% 12.3%

31 3rd Quarter 2022 154 7 35 Servicing Servicing Profitability Mortgage Servicing 1. Expense on custodial deposits from loans subserviced which is included in net loan administration income for GAAP purposes. Includes intersegment allocation. 2. Service fee income and late fee income are included in net loan administration income for GAAP purposes; ancillary fee income is included in loan fees and charges for GAAP purposes. 3. Includes direct allocations. ($mm) 3Q21 4Q21 1Q22 2Q22 3Q22 Net interest income Interest income (FTP) $ 6 $ 6 $ 6 $ 9 $ 11 Interest expense on custodial deposits (1) (2) (2) (3) (5) (5) Total net interest income 4 4 3 4 6 Noninterest income (2) Service fee income 36 42 40 39 38 Ancillary fee income 20 18 21 22 14 Late fee income 4 3 3 5 5 Total noninterest income 60 63 64 66 57 Noninterest expense (3) (47) (48) (46) (53) (49) Earnings before Tax $ 17 $ 19 $ 21 $ 17 $ 14 Average Custodial Deposits ($bn) $ 6.3 $ 6.3 $ 5.0 $ 4.8 $ 4.8 Average Loans Serviced for Others (000's) 1,192 1,218 1,245 1,319 1,402

32 3rd Quarter 2022 • 2.8% market share with #9 national ranking(1) • More than 1,200 correspondent partners • Top 10 relationships account for 18% of overall correspondent volume • Warehouse lines with 334 correspondent relationships Mortgage Originations Residential mortgage originations by channel ($bn) BrokerCorrespondent Retail • 1.0% market share with #13 national ranking(1) • 1,800 broker relationships • Top 10 relationships account for 11% of overall brokerage volume 1. Data source: As reported by Inside Mortgage Finance for published 12/31/2021. • 81 retail locations in 26 states • Direct Lending is 21% of retail volume National distribution through multiple channels $7.3 $5.9 $4.5 $4.6 $4.8 4.3 3.0 2.3 2.5 2.4 3.0 2.9 2.2 2.1 2.5 Other Bulk 3Q21 4Q21 1Q22 2Q22 3Q22 $1.1 $1.0 $0.8 $1.2 $0.9 Broker 3Q21 4Q21 1Q22 2Q22 3Q22 $4.1 $3.8 $2.9 $1.9 $1.2 2.1 1.8 1.2 1.1 1.0 2.0 2.0 1.7 0.8 0.3 Distributed Retail Direct Lending 3Q21 4Q21 1Q22 2Q22 3Q22

33 3rd Quarter 2022 Flagstar has a scalable origination platform that drives profitability in almost any mortgage origination market Mortgage Originations Source: Mortgage Bankers Association (MBA) for actual periods and a blended average of forecast by Fannie Mae (6/17/2022), Freddie Mac (4/18/2022) and MBA (6/18/2022). 1. Adjusted for historical inflation as reported by Bureau of Labor Statistics (2021 = 100). 2. Adjusted for population growth as reported by the U.S. Census Bureau (2021 = 100). U.S. residential mortgage origination market (historical and projected volumes) 0.6 0.9 1.0 0.8 0.6 0.8 0.8 1.7 1.4 1.1 2.2 2.9 3.8 2.8 3.0 2.7 2.4 1.5 2.0 1.7 1.4 2.0 1.8 1.3 1.7 2.1 1.8 1.7 2.2 4.1 4.0 2.5 2.3 2.5 1.1 1.6 1.8 1.3 1.1 1.3 1.3 2.6 2.1 1.7 3.3 4.1 5.4 3.8 4.0 3.5 3.0 1.9 2.4 2.0 1.7 2.3 2.1 1.4 1.8 2.2 1.9 1.7 2.2 4.1 4.0 2.5 2.3 2.5 1.4 2.1 2.3 1.7 1.4 1.6 1.7 3.2 2.6 2.0 3.9 4.8 6.2 4.3 4.5 3.9 3.3 2.1 2.6 2.2 1.8 2.5 2.2 1.5 1.9 2.3 1.9 1.8 2.2 4.1 4.0 2.5 2.2 2.5 Nominal ($) Real(1)($) Adj(2)($) 1.4 2.1 2.3 1.7 1.4 1.6 1.7 3.2 2.6 2 3.9 4.8 6.2 4.3 4.5 3.9 3.3 2.1 2.6 2.2 1.8 2.5 2.2 1.5 1.9 2.3 1.9 1.8 2.2 4.1 4 2.5 2.2 2.5 19 91 19 92 19 93 19 94 19 95 19 96 19 97 19 98 19 99 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 F 20 23 F 20 24 F

34 3rd Quarter 2022 154 7 35 Balance sheet composition Capital and Liquidity 3Q22 average balance sheet (%) Attractive relationship lending with very low delinquencies Primarily low risk, stable assets (FHLB stock, BOLI, premises & equipment, deferred tax asset, etc.) ~53% of assets are in lower risk-content assets: cash, marketable securities, warehouse loans, loans held-for-sale and freshly-originated, high-FICO conforming mortgages underwritten by Flagstar Efficiently funds loans held-for-sale and warehouse loans 1) Other LHFI includes home equity and other consumer loans. 10% 34% 14% 12% 16% 11% Assets 11% 15% 19% 49% Liabilities & Equity Other assets 2% MSR Commercial loans and other LHFI (1) Warehouse loans Loans held-for-sale Mortgage loans held- for-investment Agency MBS 1% Cash Equity 5% Other liabilities 2% Other LT debt FHLB borrowings Custodial deposits Deposits excluding custodial deposits

Capital and Liquidity
3rd Quarter 2022

Liquidity and funding

Adjusted HFI loan-to-deposit ratio[1]


60%
61%
64%
72%
89%
3Q21
4Q21
1Q22
2Q22
3Q22

Liquidity ratio[2]


Cash & investment securities
FHLB borrowing capacity
13%
2%
11%
12%
12%
2Q22
3Q22

Commentary

- Flagstar has invested significantly in building its Community Banking business, which provides attractive core deposit funding for its balance sheet
- These retail deposits are supplemented by custodial deposits from the servicing business
- Much of the remainder of Flagstar's balance sheet is self-funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity)
- Over $1.4 billion of additional borrowing capacity through the discount window

1. Adjusted HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding custodial deposits). Please see non-GAAP reconciliations on pages 39 - 40.
2. Cash, investment securities and FHLB borrowing capacity expressed as a percentage of total assets.

35
Flagstar Bancorp

36 3rd Quarter 2022 • Flagstar’s Net Interest Income remains asset sensitive Interest rate risk 154 7 35 Capital and Liquidity Earnings at Risk Economic Value of Equity

37 3rd Quarter 2022Earnings guidance(1) 1) See cautionary statements on slide 2. Net interest income Net interest income is flat to third quarter • NIM remains unchanged • Earning assets remain flat • Guidance assumes a 75 bps hike in November and a 50 bps hike in December Noninterest income • GOS revenue remains flat • Net return on MSR is 8 - 10% due to lower prepayments • Loan administration income declines consistent with LIBOR-based credits we provide to our subservicing customers on their escrow balances deposited with us Noninterest expense • Noninterest expense of $215 to $225 million, excluding merger costs o Guidance reflects staffing reductions in mortgage that have already been made • Efficiency ratio in the mid to high sixties 4rd Quarter 2022 Outlook (unless otherwise noted) • No further ACL releases are expected • Provision should approximate NCOs, albeit reflecting strong asset quality Provision for Loan Loss

Non-GAAP Reconciliation
3rd Quarter 2022

Non-GAAP reconciliation

$mm

Adjusted ROA, ROE and ROTCE

	9 Months ended September 30, 2022	9 Months ended September 30, 2021
Return on Average Assets	1.0 %	2.1 %
Adjustment to remove DOJ benefit (net of tax)	— %	0.1 %
Adjustment for CEO SERP	— %	— %
Adjustment for merger costs	— %	0.1 %
Adjusted return on average assets	**1.0 %**	**2.3 %**
Return on average tangible common equity	9.8 %	24.7 %
Adjustment to remove DOJ benefit (net of tax)	— %	2.3 %
Adjustment for CEO SERP	— %	(0.7)%
Adjustment for merger costs	0.6 %	0.9 %
Adjusted return on tangible commmon equity	**10.4 %**	**27.2 %**

Tangible Book Value Per Share and Tangible Common Equity to Assets Ratio

	As of September 30, 2022	As of June 30, 2022
Total stockholders' equity	$ 2,616	$ 2,693
Goodwill and intangible assets	140	142
Tangible book value	$ 2,476	$ 2,551
Number of common shares outstanding	53,330,827	53,329,993
Tangible book value per share	$ 46.42	$ 47.83

Adjusted HFI Loan-to-Deposit Ratio

	As of September 30, 2022	As of June 30, 2022	As of March 31, 2022	As of December 31, 2021	As of September 30, 2021
Average LHFI	$ 14,640	$ 13,339	$ 12,384	$ 13,314	$ 13,540
Less: Average warehouse loans	3,541	4,099	3,973	5,148	5,392
Adjusted average LHFI	$ 11,099	$ 9,240	$ 8,411	$ 8,166	$ 8,148
Average deposits	$ 17,216	$ 17,488	$ 18,089	$ 19,816	$ 19,686
Less: Average custodial deposits	4,681	4,641	4,970	6,309	6,180
Adjusted average deposits	$ 12,535	$ 12,847	$ 13,119	$ 13,507	$ 13,506
HFI loan-to-deposit ratio	85.0 %	76.3 %	68.5 %	67.2 %	68.8 %
Adjusted HFI loan-to-deposit ratio	88.5 %	71.9 %	64.1 %	60.5 %	60.3 %

38
Flagstar Bancorp

Non-GAAP reconciliation (continued)

Non-GAAP Reconciliation
3rd Quarter 2022

$mm

Adjusted Total Revenues and Noninterest Expense

	9 Months ended September 30, 2022	3 Months ended September 30, 2022	3 Months ended June 30, 2022	3 Months ended March 31, 2022	3 Months ended December 31, 2018
Net interest income					$ 152
Adjustment to remove hedging gains					(29)
Adjusted net interest income					**$ 123**
Noninterest expense	$ 753	$ 236	$ 256	$ 261	
Adjustment to remove DOJ settlement expense	—	—	—	—	
Adjustment for merger costs	9	3	3	3	
Adjusted noninterest expense	**$ 744**	**$ 233**	**$ 253**	**$ 258**	
Income before income taxes	$ 237	$ 92	$ 77	$ 68	
Adjustment to remove DOJ settlement expense	—	—	—	—	
Adjustment for merger costs	9	3	3	3	
Adjusted income before income taxes	**$ 246**	**$ 95**	**$ 80**	**$ 71**	
Provision for income taxes	$ 51	$ 19	$ 17	$ 15	
Adjustment to remove DOJ settlement expense	—	—	—	—	
Adjustment for merger costs	(2)	(1)	—	(1)	
Adjusted provision for income taxes	**$ 53**	**$ 20**	**$ 17**	**$ 16**	
Net Income	$ 186	$ 73	$ 60	$ 53	
Adjusted net income	**$ 193**	**$ 75**	**$ 63**	**$ 55**	
Weighted average common shares outstanding	53,273,743	53,330,518	53,269,631	53,219,866	
Weighted average diluted common shares	53,574,690	53,610,266	53,535,448	53,578,001	
Adjusted basic earnings per share	$ 3.62	$ 1.42	$ 1.18	$ 1.03	
Adjusted diluted earnings per share	**$ 3.60**	**$ 1.41**	**$ 1.17**	**$ 1.02**	

39

Flagstar Bancorp